AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS
                                  -------------


UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Small Cap Fund
UMB Scout WorldWide Fund
UMB Scout Bond Fund
UMB Scout Kansas Tax-Exempt Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund



         The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001, and executed by and between Scout Investment Advisors, Inc. and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 1st day of April, 2005.


UMB DISTRIBUTION SERVICES, INC.             SCOUT INVESTMENT ADVISORS, INC.



By: /S/Constance Dye Shannon                By: /S/ Gary DiCenzo
    --------------------------------            -------------------------------

Title: Senior VP & General Counsel          Title: Vice President
       -----------------------------               ----------------------------